                                                                    EXHIBIT 23.2

               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

We consent to the reference to our firm under the caption "Experts" and to the use of our report dated March 6, 2000, with respect to the financial statements of Premier Health Exchange, LLC (a development stage company) included in Amendment No. 1 to the Registration Statement (Form S-1 No. 333-94635) and related Prospectus of medibuy.com for the registration of 14,950,000 shares of its common stock.



                                             /s/ Ernst & Young LLP

San Diego, CA
March 13, 2000